Exhibit 99.1

HeartCore Completes Strategic Divestiture of Sigmaways

Transaction advances portfolio optimization strategy, reduces exposure to non-core loss-making operations, and supports focus on cornerstone capital markets and financial services initiatives

NEW YORK and TOKYO, June 25, 2026 (GLOBE NEWSWIRE) – HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or the “Company”), an IPO consulting services company based in Tokyo, completed the strategic divestiture of its 51% ownership interest in Sigmaways, Inc. (“Sigmaways”), together with the assignment of related intercompany loans and other receivables, to a third party.

The divestiture is part of HeartCore’s ongoing efforts to streamline its operating structure, strengthen its consolidated financial profile, and focus resources on higher-priority growth initiatives, including its Go IPO consulting services   and potential expansion into financial services and capital markets advisory-related businesses. To date, the Company currently has three Go IPO client engagements and two M&A advisory engagements.

Strategic Rationale

●	Reduces exposure to a non-core, loss-making subsidiary: Sigmaways has experienced continued revenue declines and operating losses since its acquisition in 2023, creating an ongoing drag on HeartCore’s consolidated results.

●	Addresses negative equity impact: As of March 31, 2026, Sigmaways had a shareholders’ deficit of approximately $3.6 million (unaudited), which has weighed on HeartCore’s consolidated balance sheet.

●	Enhances operational focus: The transaction allows HeartCore to dedicate management attention and capital resources to its core strategic priorities, including Go IPO services, financial services and capital markets advisory opportunities.

●	Improves go-forward financial positioning: By separating Sigmaways from HeartCore’s consolidated operations, the Company expects to reduce future exposure to Sigmaways’ operating losses and working capital needs.

Management Commentary

HeartCore CEO Sumitaka Kanno commented, “The completion of this divestiture represents an important step in our broader effort to optimize HeartCore’s business portfolio and improve our go-forward financial profile. Sigmaways has faced a challenging operating environment, including declining revenue, continued losses, and negative shareholders’ equity. After careful evaluation, we believe that separating this non-core business is the most prudent path to reducing financial drag and allowing HeartCore to focus more effectively on areas where we see stronger long-term growth potential.

“We remain focused on expanding our Go IPO client base, enhancing the quality of our pipeline, and building the organizational foundation for potential growth in financial services and capital markets-related opportunities. We believe this transaction right sizes HeartCore and supports that strategy by simplifying our structure, reducing exposure to non-core losses, and enabling a more disciplined allocation of management and financial resources.”

About HeartCore Enterprises, Inc.

HeartCore Enterprises, Inc. is headquartered in Tokyo, Japan, and is a leading consulting services company providing U.S. market listing support and related advisory services primarily to Japanese corporate clients. For more information, please visit https://heartcore-enterprises.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believed,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Sigmaways divestiture, the anticipated impact of the transaction on HeartCore’s financial profile, operating structure, strategic focus, future business priorities, and growth opportunities.

Forward-looking statements are subject to risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

John Yi and Steven Shinmachi

HTCR@gateway-grp.com

(949) 574-3860